AMENDMENT NO. 2
TO CREDIT AGREEMENT
AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of January 25, 2017 (this “Amendment”), entered into by and among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the undersigned Subsidiary Guarantors, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned Term B Lenders and the undersigned Lenders.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the several banks and other financial institutions or entities party thereto as lenders, the Administrative Agent and Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, the “Collateral Agent”) entered into that certain Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower desires to amend the Credit Agreement to decrease the Applicable Margin in respect of the Term B Loans and to make certain other amendments as may be agreed by the Borrower, the Term B Lenders party hereto and the Lenders constituting the Required Lenders party hereto, and the Administrative Agent;

WHEREAS, the Borrower, the undersigned Term B Lenders, the undersigned Lenders constituting the Required Lenders, and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, MSSF is acting as sole lead arranger and sole bookrunner for this Amendment (in such capacities, the “Lead Arranger”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:
“Amendment No. 2”: that certain Amendment No. 2 to Credit Agreement, dated as of January 25, 2017, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date”: the date on which all of the conditions contained in Section 3 of Amendment No. 2 have been satisfied or waived by the Administrative Agent.

“Consolidated Secured Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt as of such date that is secured by Liens minus unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries of up to $300.0 million to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1), calculated on a pro forma basis.

“LIBOR”: as defined in the definition of “Eurodollar Base Rate”.

(b)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the table set forth in the definition of “Applicable Margin” as follows:

	Eurodollar Loans	Base Rate Loans
Term A Loans, Revolving Loans and Swingline Loans	2.50%	1.50%
Term B Loans	2.25%	1.25%

(c)    Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Base Rate” in its entirety to read as follows:
“Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the prime commercial lending rate published by the Wall Street Journal as the “prime rate”, and (c) the Eurodollar Base Rate plus 1.00%.

(d)    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “or Consolidated Secured Leverage Ratio” immediately after the words “Consolidated Leverage Ratio”.
(e)    Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Loan Documents” in its entirety to read as follows:
“Loan Documents”: this Agreement, the Security Documents, the Notes, the Fee Letter, Amendment No. 1, the 2016 Increase Term Joinder, Amendment No. 2, and each Issuer Document.

(f)    Clause (a) of the definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement; and”
(g)    Clause (a) of Section 2.4 of the Credit Agreement is hereby amended by replacing the words “without causing the Consolidated Leverage Ratio to be greater than 3.00 to 1.0” with the words “without causing the Consolidated Secured Leverage Ratio to be greater than 4.00 to 1.0”.
(h)    Clause (a) of Section 2.4 of the Credit Agreement is hereby further amended by amending and restating the second sentence thereof as follows:
“Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loans the proceeds of which are used to repay or otherwise redeem, repurchase or retire Term Loans or Senior Notes shall not utilize any portion of the Available Incremental Amount and shall not reduce the Available Incremental Amount.”
(i)    Section 4.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Notwithstanding the foregoing, in the event that, on or prior to the date which is six months after the Amendment No. 2 Effective Date (i) a Repricing Event occurs, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans prepaid, refinanced, substituted or replaced pursuant to such Repricing Event and (ii) any Lender becomes a Non-Consenting Lender in respect of an amendment to the Loan Documents that would reduce the all-in yield applicable to Term B Loans and such Lender’s Term B Loans are assigned pursuant to the Non-Consenting Lender provisions of Section 11.1, the Borrower shall pay to such Lender for its own account a fee equal to 1.00% of the aggregate principal amount of the Term B Loans so assigned. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event or assignment, as applicable.”

(j)    Section 8.6 of the Credit Agreement shall be amended by (i) deleting the “and” at the end of clause (h) thereof; (ii) replacing the period at the end of clause (i) thereof with “; and” and (iii) inserting the following new clause (j):
“(j) the Borrower and each Restricted Subsidiary may make other Restricted Payments not otherwise permitted under this Section 8.6 not exceeding $50,000,000 in the aggregate per fiscal year of the Borrower.”

(k)    Section 8.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) (i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Financing (other than unsecured Indebtedness that is not (x) Subordinated Indebtedness or (y) subordinated in right of payment to the Facilities) except (A) pursuant to a Restricted Payment permitted by Section 8.6(f), (B) with the proceeds of a Permitted Refinancing of such Junior Financing, (C) the conversion of any such Junior Financing to Capital Stock (other than Disqualified Capital Stock that is not permitted hereunder) or (D) so long as no Event of Default or Financial Covenant Event of Default has occurred and is continuing or would result therefrom, out of the Available Amount basket; provided that nothing in this Section 8.8 shall prohibit the Borrower or any Restricted Subsidiary from making any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defeasing or segregating funds with respect to any such Junior Financing which is not subordinated in right of payment to the Facilities so long as the Borrower would be in compliance with the Financial Covenants after giving pro forma effect thereto; provided further that nothing in this Section 8.8 shall restrict the Group Members from repaying intercompany loans so long as such repayments are in accordance with the terms of the Intercompany Note, if applicable, or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Junior Financing (other than any amendment that is not materially adverse to the Lenders and in any event any such amendment, modification, waiver or other change that (x) in the case of any Junior Indebtedness (other than Second Lien Indebtedness), (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee and (y) in the case of any Second Lien Indebtedness, is permitted pursuant to the applicable intercreditor agreement).”

SECTION 2.    Reference to and Effect on the Loan Documents
(a)    On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement,

and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.
(d)    The Borrower and each other Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Guarantee and Collateral Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including without limitation, all Secured Obligations resulting from or incurred pursuant to this Amendment, in each case subject to the terms thereof, and (iii) in the case of each Subsidiary Guarantor, ratifies and reaffirms its guaranty of the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) pursuant to the Guarantee and Collateral Agreement.
(e)    This Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.
SECTION 3.    Conditions to Effectiveness of Section 1 of the Amendment. Section 1 of this Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “Effective Date”):
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Term B Lenders party hereto (which Term B Lenders shall constitute all of the Term B Lenders under the Credit Agreement after giving effect to Section 5 below) and Lenders who constitute the Required Lenders;
(b)    After giving effect to this Amendment and the transactions contemplated hereby (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date), (ii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Effective Date;

(c)    The Administrative Agent shall have received a legal opinion of O’Melveny & Myers LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to the Administrative Agent;
(d)    The Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit F to the Credit Agreement (with such modifications as necessary to make such certificate applicable to the transactions contemplated pursuant to this Amendment) with appropriate insertions and attachments including the certificate of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower;
(e)    The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower confirming compliance with the conditions precedent set forth in clause (b) of this Section 3; and
(f)    The Borrower shall have paid all reasonable and documented costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Administrative Agent) to the extent invoiced one (1) Business Day prior to the Effective Date.
SECTION 4.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent that:
(g)    on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and
(h)    this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.
SECTION 5.    Replacement of Lenders. If any Term B Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on, or prior to, 3:00 p.m., New York City time on January 20, 2017, then pursuant to and in compliance with the terms of Sections 4.13, 11.1 and 11.6 of the Credit Agreement, such Term B Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new Term B Lender or an existing Term B Lender which is willing to consent to this Amendment upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).

SECTION 6.    Costs and Expenses. The Borrower agrees that all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent (provided that such fees, charges and disbursements shall not include fees, charges and disbursements for more than one counsel plus one local counsel in each relevant jurisdiction)), are expenses that the Borrower is required to pay or reimburse pursuant to Section 11.5 of the Credit Agreement.
SECTION 7.    Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of an original executed counterpart hereof.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.    WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

MICROSEMI CORPORATION,
as Borrower

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. – ANALOG MIXED SIGNAL GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. – POWER MANAGEMENT GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. – POWER PRODUCTS GROUP, as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Chief Financial Officer and Secretary

MICROSEMI CORP. - MASSACHUSETTS,
as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Chief Financial Officer, Treasurer and Secretary

MICROSEMI SEMICONDUCTOR (U.S.) INC.,
as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Chief Financial Officer and Corporate Secretary

MICROSEMI FREQUENCY AND TIME CORPORATION, as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Secretary

MICROSEMI STORAGE SOLUTIONS, INC.,
as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Chief Financial Officer and Treasurer

MICROSEMI STORAGE SOLUTIONS (U.S.), INC., as Subsidiary Guarantor

By:	/s/ John W. Hohener

Name:	John W. Hohener

Title:	Chief Financial Officer and Treasurer

MICROSEMI CORP. – RF POWER PRODUCTS,
as Subsidiary Guarantor

By:	/s/ Steven G.Litchfield

Name:	Steven G. Litchfield

Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary

MICROSEMI SOC CORP., as Subsidiary Guarantor

By:	/s/ Esam Elashmawi

Name:	Esam Elashmawi

Title:	President, Chief Financial Officer and Secretary

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Jonathon Rauen Name: Jonathon Rauen Title: Authorized Signatory

Term A Lender and/or Revolving Lender Signature Pages to
Amendment No. 2 to Credit Agreement
[On file with the Administrative Agent.]

Term B Lender Signature Pages to Amendment No. 2 to Credit Agreement
[On file with the Administrative Agent.]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Reference is made to the Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Microsemi Corporation, a Delaware corporation (the “Borrower”), Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”), the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

1.    The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
2.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto, in the principal amount for the Facilities as set forth on Schedule 1 hereto.
3.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that (i) the Assignor is the legal and beneficial owner of the Assigned Interest, (ii) the Assignor has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iii) the interest being assigned by the Assignor hereunder is free and clear of any lien, encumbrance or other adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its respective Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Facilities, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).

4.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 4.10(g) of the Credit Agreement; (f) confirms that it satisfies the requirements set forth in Section 11.6(b) of the Credit Agreement; (g) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (h) if it is a Non‑U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Sections 4.10(g) and 11.6(g) of the Credit Agreement, duly completed and executed by such Assignee; and (j) it is an “Eligible Assignee”.
5.    The effective date of this Assignment and Assumption shall be the Effective Date of Assignment and Assumption or the Trade Date described in Schedule 1 hereto (the “Assignment Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).
6.    Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Effective Date to [the][the relevant] Assignee.

7.    From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, (and, to the extent this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5 of the Credit Agreement; provided, to the extent applicable, that the Assignor continues to comply with the requirements of Section 4.10(g) of the Credit Agreement).
This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to
Assignment and Assumption
Name of Assignor: _________________
Name of Assignee: _________________
[Effective Date of Assignment and Assumption] [Trade Date]: ______________

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders
Term B [Commitment/Loan]
[$__________]

Principal Amount Assigned	Commitment/Loans Percentage Assigned
$_____	___.______%

[Name of Assignee]	[Name of Assignor]
By: Name: Title:	By: Name: Title:

Accepted:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	Name: Title:
[Consented To:]
[MICROSEMI CORPORATION,
as Borrower]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent]

By:	Name: Title:
[    ],
as Issuing Lender]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Swingline Lender]

By:	Name: Title: